Horizon Bancorp, Inc. Announces Earnings Conference Call
to Review Third Quarter 2021 Results on October 28

MICHIGAN CITY, Ind., September 30, 2021 — (NASDAQ GS: HBNC) Horizon Bancorp, Inc. (“Horizon” or the “Company”) will host a conference call at 7:30 a.m. CT on Thursday, October 28, 2021 to review its third quarter 2021 financial results.

The Company’s third quarter 2021 news release will be released after markets close on Wednesday, October 27, 2021. It will be available in the “Investor Relations” section of the Company’s website, www.horizonbank.com.

Participants may access the live conference call on October 28, 2021 at 7:30 a.m. CT (8:30 a.m. ET) by dialing 866-235-9917 from the United States, 855-669-9657 from Canada or 412-902-4103 from international locations and requesting the “Horizon Bancorp Call.” Please dial in approximately 10 minutes prior to the call.

A telephone replay of the call will be available approximately one hour after the end of the conference call through November 4, 2021. The telephone replay may be accessed by dialing 877-344-7529 from the United States, 855-669-9658 from Canada or 412-317-0088 from other international locations, and entering the access code 10160473.

About Horizon Bancorp, Inc.
Horizon Bancorp, Inc. (NASDAQ GS: HBNC) is the commercial bank holding company for Horizon Bank, which serves customers across diverse and economically attractive Midwestern markets. Horizon’s convenient digital and virtual tools are used by customers for a majority of their transactions with the bank, together with its Indiana and Michigan locations. Horizon’s retail offerings include prime residential, indirect auto, and other secured consumer lending to in–market customers, as well as a range of personal banking and wealth management solutions. Commercial lending represents over half of total loans outstanding with a primary focus on in–market sponsors, and Horizon also provides a comprehensive array of business banking and treasury management services. More information on Horizon, headquartered in Northwest Indiana’s Michigan City, is available at horizonbank.com and investor.horizonbank.com.

Contact:
Mark E. Secor, Chief Financial Officer
Phone: (219) 873–2611
Fax: (219) 874–9280